SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-EDGEWATER TECHNOLOGY

                    MJG ASSOCIATES, INC.
                                 6/28/01            2,000             3.5000
                    GABELLI INTERNATIONAL LTD
                                 7/02/01            4,700             3.9700
                    GAMCO INVESTORS, INC.
                                 7/10/01           10,000             3.5500
                                 7/09/01           42,500             3.4811
                                 7/09/01            2,000             3.4811
                                 7/06/01           15,000             3.5833
                                 7/05/01            3,000             3.5500
                                 6/12/01              500             4.1000
                                 5/30/01            4,000             4.5000
                    GABELLI ASSOCIATES LTD
                                 7/02/01            3,700             4.0700
                    GABELLI ADVISERS, INC.
                                 7/25/01            8,600             3.4000
                    GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 6/29/01           12,500             3.5500
                                 6/28/01            4,100             3.5000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.